Exhibit 99.1

HERITAGE GLOBAL INC. APPOINTS SHIRLEY CHO TO BOARD OF DIRECTORS

SAN DIEGO, California (December 22, 2021) – Heritage Global Inc. (NASDAQ: HGBL) (“Heritage Global,” “HGI” or “the Company”), an asset services company specializing in financial and industrial asset transactions, today announced the appointment of Shirley S. Cho to its board of directors, effective as of December 20, 2021.

She replaces Brendan Ryan, who has resigned from the Heritage Global Inc. board. Ms. Cho will also serve as a member of the Compensation Committee.

Ms. Cho has over 20 years of experience as an attorney advising debtors, creditors’ committees, creditors, and purchasers. She is currently a partner with Pachulski Stang Ziehl & Jones in Los Angeles. Throughout her career, Ms. Cho has represented some of the largest companies in the United States to restructure billions of dollars of debt, and has counseled acquirers of assets out of bankruptcy, and committees of unsecured creditors across a variety of industries and asset classes, as well as representing U.S. debtors in cross-border proceedings. Ms. Cho is also experienced in representing foreign creditors, including Fortune Global top 20 companies, and is an expert on U.S. insolvency law in foreign proceedings. She earned a B.A., magna cum laude, from the University of California, Berkeley, and a J.D. from the University of California, Hastings College of the Law. Ms. Cho is admitted to practice law in California and New York.

Additionally, Ms. Cho currently serves on the Local Rules Advisory Committee for the Central District of California and was recently appointed as an officer of the Insolvency Section of the International Bar Association, as well as to the board of directors on the International Association of Korean Lawyers – Overseas Board. Previously, Ms. Cho has served as co-chair of the American Bankruptcy Institute Battleground West, as co-chair of the Association of Insolvency Restructuring Advisors Annual Conference, on the board of trustees of the University of California, Hastings College of the Law, and on the board of trustees of Asian Americans Advancing Justice-LA. Ms. Cho has also written and lectured extensively on U.S. bankruptcy law.

Sam Shimer, Chairman of the Board of Directors for Heritage Global, commented, “We are pleased to welcome Shirley to the Heritage Global board. With more than 20 years of valuable experience working closely with debtors, creditors and purchasers in a variety of capacities, Shirley adds valuable insight and expertise to our team. We would also like to thank Brendan Ryan for his many years of service and valuable contributions to Heritage Global.”

Ross Dove, CEO of Heritage, Global, commented, “On behalf of our board members and employees, I would like to personally extend my gratitude to Brendan Ryan for his years of service and invaluable guidance to me personally as CEO. Additionally, we are excited to welcome Shirley Cho to the board and look forward to the benefits of her knowledge and perspective.”

Shirley Cho commented, “This is a very exciting time to be joining Heritage Global. They have a broad and expanding market opportunity as a leader in both industrial and financial asset transactions, and I look forward to working with the board of directors and senior management to continue driving the business as we look ahead to 2022.”

About Heritage Global Inc. (www.heritageglobalinc.com)

Heritage Global Inc. (NASDAQ: HGBL) is an asset services company specializing in financial and industrial asset transactions. The company provides a full suite of services including market making, acquisitions, dispositions, valuations and secured lending. Heritage Global focuses on identifying, valuing, acquiring and monetizing underlying tangible and intangible assets across twenty-eight global sectors. The company acts as an adviser, as well as a principal, acquiring or brokering turnkey manufacturing facilities, surplus industrial machinery and equipment, industrial inventories, accounts receivable portfolios, intellectual property, and entire business enterprises.

Forward-Looking Statements

This communication includes forward-looking statements based on our current expectations and projections about future events. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. While the Company believes the forward-looking statements contained in this communication are accurate, these forward-looking statements represent the Company’s beliefs only as of the date of this communication, and there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including variability in magnitude and timing of asset liquidation transactions, the impact of changes in the U.S. national and global economies, and interest rate and foreign exchange rate sensitivity, as well as other factors beyond the Company’s control. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:

John Nesbett/Jennifer Belodeau

IMS Investor Relations

203/972-9200

jnesbett@imsinvestorrelations.com